FREE WRITING PROSPECTUS SUPPLEMENT
NEGATIVE AMORTIZATION MORTGAGE LOANS (OVERCOLLATERALIZATION STRUCTURE)


                               IndyMac MBS, Inc.
                                   Depositor
                          [IndyMac Bank, F.S.B. LOGO]
                         Sponsor, Seller and Servicer

                       IndyMac INDX Mortgage Loan Trust
                      Mortgage Pass-Through Certificates
                             (Issuable in Series)
                         Distributions payable monthly


---------------
Consider             The Issuing Entities
carefully the
risk factors         Each IndyMac INDX Mortgage Loan Trust will be established to hold assets transferred to
beginning on         it by IndyMac MBS, Inc. The assets held by each issuing entity will be specified in the
page S-8 in          prospectus supplement for the particular issuing entity and will generally consist of
this free            first lien mortgage loans secured by one- to four-family residential properties. Each
writing              issuing entity will consist of one or more pools of (i) conventional hybrid
prospectus           adjustable-rate, fully amortizing mortgage loans, (ii) conventional hybrid
supplement and       adjustable-rate, negative amortization mortgage loans, (iii) conventional
on page 5 in         adjustable-rate, negative amortization mortgage loans or (iv) mortgage loans of the type
the prospectus       described in clauses (i), (ii) and (iii). This free writing prospectus supplement applies
attached to          to an issuing entity that consists of one or more pools of conventional negative
this free            amortization mortgage loans that are either hybrid adjustable-rate or traditional
writing              adjustable-rate loans. The mortgage loans will have been purchased by IndyMac MBS, Inc.
prospectus           from IndyMac Bank, F.S.B. The mortgage loans will be serviced by IndyMac Bank, F.S.B.
supplement as
Annex I.             The Certificates
---------------
                     IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation.
                     Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets held by the related issuing entity. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-132042. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE PROSPECTUS ATTACHED TO THIS FREE WRITING PROSPECTUS SUPPLEMENT AS ANNEX I AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

ALTHOUGH A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS) RELATING TO THE SECURITIES DISCUSSED IN THIS FREE WRITING PROSPECTUS SUPPLEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE, THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED IN THIS FREE WRITING PROSPECTUS SUPPLEMENT HAS NOT BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PROSPECTIVE PURCHASERS ARE REFERRED TO THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED IN THIS COMMUNICATION FOR DEFINITIVE INFORMATION ON ANY MATTER DISCUSSED IN THIS FREE WRITING PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 6, 2006

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
              Free Writing Prospectus Supplement
              ----------------------------------
Summary..................................................................5
Risk Factors............................................................10
The Mortgage Pool.......................................................27
The Seller..............................................................32
Servicing of the Mortgage Loans.........................................36
Static Pool Data........................................................39
The Depositor...........................................................39
The Issuing Entity......................................................39
The Trustee.............................................................40
Description of the Certificates.........................................41
Yield, Prepayment and Maturity Considerations...........................60
Tax Consequences........................................................63
ERISA Considerations....................................................63
Index of Defined Terms..................................................64
Annex I - Prospectus....................................................66

Annex I
-------
                               Table of Contents

Prospectus                                                         Page
----------                                                         ----
 Important Notice About Information in This
     Prospectus and Each Accompanying
     Prospectus Supplement............................................4
 Risk Factors.........................................................5
        Limited Source of Payments - No
            Recourse to Sellers, Depositor or
            Servicer..................................................5
        Credit Enhancement May Not Be
            Sufficient to Protect You from Losses.....................6
        Losses on Balloon Payment Mortgages Are
            Borne by You..............................................6
        Multifamily Lending...........................................6
        Junior Liens..................................................7
        Partially Unsecured Loans.....................................8
        Home Equity Lines of Credit...................................8
        Nature of Mortgages...........................................9
        Your Risk of Loss May Be Higher Than
            You Expect If Your Securities Are
            Backed by Partially Unsecured Home
            Equity Loans.............................................13
        Impact of World Events.......................................13
        You Could Be Adversely Affected by
            Violations of Environmental Laws.........................13
        Ratings of the Securities Do Not Assure
            Their Payment............................................14
        Book-Entry Registration......................................15
        Pre-Funding Accounts Will Not Be Used to
            Cover Losses on the Loans................................15
        Unused Amounts on Deposit in Any Pre-
            Funding Account Will Be Paid as
            Principal to Securityholders.............................16
        Secondary Market for the Securities May
            Not Exist................................................16
        Bankruptcy or Insolvency May Affect the
            Timing and Amount of Distributions on the Securities.....16
        Holders of Original Issue Discount
            Securities Are Required to Include
            Original Issue Discount in Ordinary
            Gross Income as It Accrues...............................18
        The Principal Amount of Securities May
            Exceed the Market Value of the Issuing
            Entity Assets............................................18
 The Issuing Entity..................................................19
        The Mortgage Loans-General...................................20
        Agency Securities............................................26
        Private Mortgage-Backed Securities...........................30
        Substitution of Issuing Entity Assets........................32
        Available Information........................................32
        Incorporation of Certain Documents by
            Reference;  Reports Filed with the SEC...................32
        Reports to Securityholders...................................33
 Use of Proceeds.....................................................34
 The Depositor.......................................................34
 Mortgage Loan Program...............................................35
        Underwriting Standards.......................................35
        Underwriting Process.........................................35
        Qualifications of Sellers....................................36
        Representations by Sellers; Repurchases......................36
 Static Pool Data....................................................37
 Description of the Securities.......................................38
        General......................................................39
        Distributions on Securities..................................41
        Advances.....................................................42
        Mandatory Auction............................................43
        Categories of Classes of Securities..........................43
        Indices Applicable to Floating Rate and
            Inverse Floating Rate Classes............................45
        Book-Entry Securities........................................49
        Global Clearance, Settlement And Tax
            Documentation Procedures.................................52
 Credit Enhancement..................................................55
        General......................................................55
        Subordination................................................56
        Letter of Credit.............................................57
        Mortgage Pool Insurance Policies.............................57
        Special Hazard Insurance Policies............................58
        Bankruptcy Bonds.............................................59
        Reserve Fund.................................................59
        Cross Support................................................60
        Insurance Policies, Surety Bonds and
            Guaranties...............................................60
        Over-Collateralization.......................................60
        Financial Instruments........................................61
        Deposit Agreements...........................................61
 Yield and Prepayment Considerations.................................61
        Prepayment Standards or Models...............................64
        Yield........................................................64
 The Agreements......................................................64
        Assignment of Issuing Entity Assets..........................64
        Payments on Issuing Entity Assets;
            Deposits to Security Account.............................67
        Pre-Funding Account..........................................69

        Collection Procedures........................................69
        The Surety Provider..........................................70
        Hazard Insurance.............................................71
        Realization upon Defaulted Mortgage
            Loans....................................................72
        Servicing and Other Compensation and
            Payment of Expenses......................................75
        Evidence as to Compliance....................................75

        List of Securityholders......................................76
        Certain Matters Regarding the Servicer and
            the Depositor............................................76
        Events of Default............................................77
        Amendment....................................................79
        Termination; Optional Termination............................81
        The Trustee..................................................82
 Certain Legal Aspects of the Mortgage Loans.........................82
        General......................................................82
        Foreclosure and Repossession.................................83
        Rights of Redemption.........................................85
        Anti-Deficiency Legislation and Other
            Limitations on Lenders...................................85
        Environmental Risks..........................................86
        Due-on-sale Clauses..........................................87
        Prepayment Charges...........................................87
        Applicability of Usury Laws..................................88
        Servicemembers Civil Relief Act..............................88
 Material Federal Income Tax Consequences............................88
        General......................................................88
        Taxation of Debt Securities..................................89
        REMIC Securities.............................................95
        Tax Status as a Grantor Trust...............................103
        Final Trust Reporting Regulations...........................110
        Tax Characterization of the Issuing Entity
            as a Partnership........................................111
        Tax Consequences to Holders of the Notes....................111
        Tax Consequences to Holders of the
            Certificates............................................113
 State Tax Considerations...........................................117
 ERISA Considerations...............................................117
        Exemptions Available to Debt Instruments....................117
        Underwriter Exemption.......................................118
 Legal Investment...................................................121
 Method of Distribution.............................................121
 Legal Matters......................................................123
 Financial Information..............................................123
 Rating.............................................................123
Index of Principal Terms............................................124

                                    Summary

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE OFFERING TRANSACTIONS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THE TERMS OF EACH SERIES AND EACH OF THE CLASSES IN A SERIES HAVE NOT YET BEEN DETERMINED. THE CERTIFICATES IN AN OFFERING AND THE OTHER CIRCUMSTANCES OF THE OFFERING THAT HAVE NOT YET BEEN SPECIFIED WILL BE FULLY DESCRIBED IN A PROSPECTUS SUPPLEMENT WHEN IT IS AVAILABLE. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE FREE WRITING PROSPECTUS SUPPLEMENT, INCLUDING THE PROSPECTUS ATTACHED AS ANNEX I, AND, WHEN AVAILABLE, THE PROSPECTUS SUPPLEMENT RELATING TO THE APPLICABLE SERIES OF CERTIFICATES CAREFULLY.

Issuing Entity

The issuing entity for a series of certificates will be the IndyMac INDX Mortgage Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The certificates being offered in a series will be specified in the related prospectus supplement. The assets of a particular issuing entity will support both the offered certificates and other classes of certificates.

The Mortgage Loans

The mortgage pool securing the certificates will consist of 30- or 40-year conventional adjustable rate or hybrid adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor from the seller.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups. To the extent that the mortgage loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

See "The Mortgage Pool" in this free writing prospectus supplement, "The Issuing Entity -- The Mortgage Loans -- General" in the prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

IndyMac MBS, Inc. a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Seller and Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans in one or more loan groups transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related pre-funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the pre-funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date related to that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the pre-funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date for that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

NIM Insurer

After the closing date of a series, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of one or more classes of certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus supplement as the "NIM Insurer."

Any NIM Insurer will have a number of rights under the related pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates offered under a series. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, those certificates.

See "Risk Factors--Rights of the Third Party Insurer" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of the month. If the 25th day of a month is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Interest Distributions

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

The amount of interest distributable on a distribution date with respect to the certificates will be reduced by the amount by which the deferred interest on the mortgage loans exceeds principal prepayments on the mortgage loans for that distribution date, as described under "Description of the Certificates - Interest" in this free writing prospectus supplement.

If so specified in the prospectus supplement, the certificate margins for one or more classes of interest-bearing certificates will increase by the amount specified in the related prospectus supplement after the first distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by a particular trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Interest will accrue at the rate described in the prospectus supplement for a series of certificates on each class of interest-bearing certificates on the basis of either (i) a 360-day year and the actual number of days that elapsed during the related interest accrual period or (ii) a 360-day year divided into twelve 30-day months, as specified in the related prospectus supplement.

The interest accrual period for each class of certificates for any distribution date will be either (i) the period commencing on the prior distribution date (or, in the case of the first distribution date, the date specified in the related prospectus supplement) and ending on the day immediately preceding that distribution date or (ii) the calendar month before the distribution date.

See "Description of the Certificates--Interest" in this free writing prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of the percentage specified in the applicable prospectus supplement multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation the interest entitlement for each class of interest-bearing certificates will be reduced proportionately by the amount of this excess.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus supplement.

Principal Distributions

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date in the manner and priority described in this free writing prospectus supplement and the prospectus supplement for a series of certificates. If so specified in the prospectus supplement applicable to a series of certificates, notional amount certificates may be issued.

See "Description of the Certificates--Principal" in this free writing prospectus supplement.

Optional Termination of the Issuing Entity

If so specified in the prospectus supplement relating to the applicable series of certificates, the servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement, the NIM Insurer and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate stated principal balance of the mortgage loans as of the applicable cut-off date.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans--Advances" in this free writing prospectus supplement and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

      o the subordination of one or more classes of the certificates of the series,

      o   overcollateralization,

      o   excess interest,

      o   letter of credit,

      o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

      o   surety bond,

      o   bankruptcy bond,

      o   special hazard insurance policy,

      o   guaranteed investment contract,

      o   one or more reserve funds,

      o   one or more derivative contracts,

      o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

      o   cross-collateralization feature, or

      o another method of credit enhancement described in the prospectus supplement.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the prospectus.

Overcollateralization

In a transaction employing overcollateralization, the issuing entity will issue on the closing date certificates with an aggregate class certificate balance that might be less than the aggregate stated principal balance of the mortgage loans, resulting in overcollateralization that will equal the initial amount specified in the prospectus supplement for a series of certificates. Thereafter, any interest received on the mortgage loans in excess of the amount need to pay interest on the certificates and the fees and expenses of the trust fund (including the monthly premium due under any certificate insurance policy with respect to a class of certificates) will be used to reduce the aggregate class certificate balance of the certificates to a level set by the rating agencies. This level will be specified in the related prospectus supplement, and may be reduced after the stepdown date. On any distribution date, the amount of any overcollateralization, if any, will be available to absorb losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow, if any. If the level of overcollateralization is reduced, excess cashflow and net swap payments, if any, will be applied to reduce the aggregate class certificate balance of the certificates to restore the required level of overcollateralization.

In a transaction employing overcollateralization, the mortgage loans will be expected to generate more interest than needed to pay interest on the certificates and the expenses of the issuing entity because the weighted average interest rate of the mortgage loans will be expected to be higher than the weighted average pass-through rate on the certificates, the weighted average expense fee rate and, if applicable, the effective rate at which any net swap payments may be payable to the swap counterparty.

See "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus supplement.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in pass-through rates on the certificates and/or interest rates on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

      o   one or more reserve funds,

      o   one or more derivative contracts,

      o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

      o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If unanticipated circumstances occur, certificateholders of the applicable series could suffer corresponding reduction in the yields on their investment.

Swap Contract

If so specified in the prospectus supplement relating to the applicable series of certificates, the certificateholders may have the benefit of one or more interest rate swap contracts. Generally, on each distribution date on which the swap payment owed by the swap trustee exceeds the swap payment owed by the swap counterparty prior to the swap contract termination date, the swap trustee will be obligated to pay to the swap account an amount equal to the product of (i) a fixed rate or a rate based on a specified index, as specified in the related prospectus supplement, (ii) the swap contract notional balance for that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

See "Risk Factors" and "Description of the Certificates -- The Swap Contract" in this free writing prospectus supplement and "Risk Factors" in the prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights under any trust assets specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify the conditions that must be met for any such acquisition. Investors acquiring certificates benefited by a swap contract with assets of such a plan may be required to satisfy certain additional conditions, which will be specified in the prospectus supplement for a series of certificates.

See "ERISA Considerations" in the prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the prospectus.

Prospectus

Additional information is contained in the prospectus attached as Annex I and incorporated by reference in this free writing prospectus supplement.

                                 Risk Factors

o The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be Affected by
     Prepayments...................................      Borrowers may, at their option, prepay their mortgage
                                                         loans in whole or in part at any time. We cannot predict
                                                         the rate at which borrowers will repay their mortgage
                                                         loans. A prepayment of a mortgage loan, however, will
                                                         usually result in a prepayment on the certificates. The
                                                         issuing entity's prepayment experience may be affected by
                                                         many factors, including:

                                                         o  general economic conditions,

                                                         o  the level of prevailing interest rates,

                                                         o  the availability of alternative financing,

                                                         o  applicability of prepayment charges, and

                                                         o  homeowner mobility.

                                                         The rate and timing of prepayments of the mortgage loans
                                                         will affect the yields to maturity and weighted average
                                                         lives of the related classes of certificates. o Any
                                                         reinvestment risks from faster or slower prepayments of
                                                         the mortgage loans will be borne entirely by the holders
                                                         of the related classes of certificates.

                                                         o  If you purchase your certificates at a discount and
                                                            principal is repaid slower than you anticipate, then
                                                            your yield may be lower than you anticipate.

                                                         o  If you purchase your certificates at a premium or you
                                                            purchase notional amount certificates and principal is
                                                            repaid faster than you anticipate, then your yield may
                                                            be lower than you anticipate.

                                                         o  The rate and timing of principal prepayments relative
                                                            to the amount and timing of the creation of deferred
                                                            interest on the mortgage loans will affect the yields
                                                            to maturity in the related classes of certificates. If
                                                            you purchase notional amount certificates and principal
                                                            is repaid faster than you anticipate, you may lose your
                                                            initial investment.

                                                         o  If so specified in the prospectus supplement relating
                                                            to the applicable series of certificates, some or all
                                                            of the mortgage loans may require the borrower to pay a
                                                            charge if the borrower prepays the mortgage loan during
                                                            periods of up to five years after the mortgage loan was
                                                            originated. A prepayment charge may discourage a
                                                            borrower from prepaying the mortgage loan during the
                                                            applicable period. As specified in the prospectus
                                                            supplement relating to any applicable series of
                                                            certificates, prepayment charges may be distributed to
                                                            specified classes of certificates and may not be
                                                            distributed to the



                                                       S-10

                                                            holders of other classes of certificates.

                                                         o  If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more of the
                                                            related classes of certificates may be reduced and your
                                                            yield may be lower than you anticipate.

The Yield and Weighted Average
     Maturity of the Certificates Will
     Be Subject to Any Negative
     Amortization on the Mortgage
     Loans.........................................      All of the mortgage loans are subject to negative
                                                         amortization. If the mortgage rates for the mortgage loans in a particular issuing entity are based on one-year MTA,
                                                         after an introductory period of one month after
                                                         origination during which the interest rates on the
                                                         mortgage loans are fixed, the interest rates on the
                                                         mortgage loans adjust monthly but their monthly payments
                                                         and amortization schedules generally adjust annually
                                                         (other than, if specified in the related prospectus
                                                         supplement, a portion of the mortgage loans, which have an initial fixed payment period of five years) and are
                                                         subject to maximum interest rates and payments caps (these loans are referred to in this free writing prospectus as
                                                         "option ARMs"). The initial interest rates on most of
                                                         these mortgage loans are lower than the sum of the index
                                                         applicable at origination and the related gross margin
                                                         and, in some cases, are only 0.50% per annum. Because the
                                                         scheduled monthly payments on option ARMs for the first
                                                         year (and, in some cases, for the first five years) are
                                                         set at their origination, the scheduled monthly payments
                                                         are based upon the introductory interest rates. As a
                                                         result, after the introductory interest rates expire and
                                                         until the initial annual adjustment to the scheduled
                                                         monthly payment made by the borrower (unless the fully
                                                         indexed mortgage rate is a rate at or below the
                                                         introductory mortgage rate), the scheduled monthly payment will not be sufficient to pay the amount of interest
                                                         accruing on the mortgage loan. Option ARMs with initial
                                                         fixed periods of five years could result in significant
                                                         amounts of deferred interest if borrowers continue to make only the minimum scheduled monthly payment. Although
                                                         option ARMs provide for scheduled monthly payments, the
                                                         amount of interest that accrues and is ultimately due on
                                                         an option ARM is based on the monthly interest rate. If
                                                         borrowers only make their scheduled monthly payments, a
                                                         portion of the accrued interest on option ARMs will become deferred interest and will be added to the principal
                                                         balance of the mortgage loan.

                                                         The mortgage rates for the mortgage loans in a particular
                                                         issuing entity can also be based on one-year LIBOR and
                                                         offer the borrowers various payment options (these loans
                                                         are referred to in this free writing prospectus as
                                                         "flexpay loans"). The mortgage rates for these loans are
                                                         fixed for an initial period of three, five or seven years
                                                         after origination. At the end of the initial fixed rate
                                                         period for a flexpay loan, the mortgage rate will adjust
                                                         annually based on one-year LIBOR plus the related margin,
                                                         subject to lifetime, initial and annual adjustment rate
                                                         caps. The borrower under each flexpay loan is required to
                                                         make a minimum monthly payment that is subject to
                                                         adjustment on a date specified in the mortgage note,
                                                         subject to the conditions that (1) during the first ten
                                                         years after origination of the mortgage loan, the amount
                                                         of the minimum monthly payment will be equal to a discount percentage specified in the mortgage note of the amount
                                                         necessary to fully amortize the related mortgage loan over its remaining term at the current mortgage rate (such
                                                         percentage, the "payment limit"), (2) as of the tenth
                                                         anniversary of the first due date and on the same day
                                                         every year thereafter and on the final



                                                       S-11

                                                         payment adjustment date, the minimum monthly payment will
                                                         be recast, without regard to the payment limit, in order
                                                         to fully amortize the then unpaid mortgage loan principal
                                                         balance over the remaining term to maturity, and (3) if
                                                         the unpaid stated principal balance of a mortgage loan
                                                         exceeds 110% of the original stated principal balance of
                                                         the mortgage loan due to deferred interest, the minimum
                                                         monthly payment will be recast (x) during the first ten
                                                         years after origination of the mortgage loan, to equal the interest only payment based on the unpaid stated principal balance and (y) after the first ten years after
                                                         origination of the mortgage loan, to amortize fully the
                                                         then unpaid principal balance of the mortgage loan over
                                                         its remaining term to maturity. The interest rates on
                                                         flexpay loans adjust after the first three, five or seven
                                                         years, although their monthly payments and amortization
                                                         schedules generally not adjust until after the first ten
                                                         years and are subject to maximum interest rates and
                                                         payments caps (these loans are referred to in this free
                                                         writing prospectus as "flexpay loans"). Because interest
                                                         accrued at the mortgage rate may be greater than the
                                                         minimum monthly payment due, flexpay loans are subject to
                                                         negative amortization. If borrowers only make the minimum
                                                         monthly payments, a portion of the accrued interest on
                                                         flexpay loans will become deferred interest.

                                                         Additionally, a small portion of the mortgage loans in a
                                                         particular issuing entity may consist of flexpay option
                                                         ARMs, which generally have the same characteristics of
                                                         option ARMs but allow a borrower to pay a monthly payment
                                                         that equals a discount percentage specified in the
                                                         mortgage note of the amount necessary to fully amortize
                                                         the related mortgage loan over its remaining term at the
                                                         current mortgage rate. With respect to these flexpay
                                                         option ARMs, if the unpaid stated principal balance of a
                                                         mortgage loan exceeds 110% [IndyMac: do any of these types of loans have 115% neg am limites?] (x) within the first
                                                         ten years of origination of the mortgage loan, the monthly payment will be recast to equal the interest only payment
                                                         based on the unpaid stated principal balance, and (y)
                                                         after the first ten years of origination of the mortgage
                                                         loan, the monthly payment will be recast to equal payments that will fully amortize the related mortgage loan over
                                                         its remaining term at the current mortgage rate.

                                                         "Deferred interest" is the excess, if any, of (x) the
                                                         amount of interest accrued on such mortgage loan from the
                                                         preceding due date to such due date over (y) the monthly
                                                         payment due for such due date. Deferred interest is added
                                                         to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for
                                                         that negative amortization loan.

                                                         Except as described below, option ARMs provide for a
                                                         limited annual adjustment to the scheduled payment after
                                                         either the first or fifth year following origination, and
                                                         flexpay loans provide for a limited annual adjustment to
                                                         the scheduled payment after the tenth year following
                                                         origination. As a result, even after the initial annual
                                                         adjustment, the scheduled payment still may not be
                                                         sufficient to avoid deferred interest and also may not be
                                                         sufficient to amortize fully the unpaid principal balance
                                                         of a mortgage loan over its remaining term to maturity.
                                                         Deferred interest is also likely to result on option ARMs
                                                         if interest rates rise more quickly than monthly payments
                                                         are adjusted and borrowers only make their scheduled
                                                         monthly payments, because the interest accrues at the
                                                         monthly rate, while the payments are set annually, and
                                                         deferred interest is also likely to result on flexpay
                                                         loans if interest rates rise more quickly



                                                       S-12

                                                         than the minimum monthly payments are adjusted, because
                                                         the minimum monthly payment is only a portion of the
                                                         amount necessary to fully amortize the related mortgage
                                                         loan over its remaining term.

                                                         If the interest rates on the option ARMs decrease prior to an adjustment in the monthly payment or if borrowers under flexpay loans elect to make a payment lesser than one that will fully amortize their loans over the original term to
                                                         maturity, a larger portion of the monthly payment will be
                                                         applied to the unpaid principal balance of the mortgage
                                                         loan, which may cause the related classes of certificates
                                                         to amortize more quickly. Conversely, if the interest
                                                         rates on the mortgage loans increase prior to an
                                                         adjustment in the monthly payment or borrowers under
                                                         flexpay loans elect to make a payment greater than
                                                         necessary to fully amortize their loans over the original
                                                         term to maturity, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the
                                                         mortgage loan, which may cause the related classes of
                                                         certificates to amortize more slowly. If the unpaid
                                                         principal balance of an option ARM exceeds the original
                                                         principal balance of that mortgage loan by the amount
                                                         specified in the related mortgage note, the monthly
                                                         payment due on that mortgage loan will be recast without
                                                         regard to the related payment cap in order to provide for
                                                         the payment in full of the outstanding balance of the
                                                         mortgage loan at its maturity by the payment of equal
                                                         monthly installments. In addition, on the fifth payment
                                                         adjustment date of an option ARM, and every fifth payment
                                                         adjustment date thereafter and the last payment adjustment date prior to the option ARM's maturity, the monthly
                                                         payment due on that mortgage loan will be recast without
                                                         regard to the related payment cap in order to provide for
                                                         the payment in full of the outstanding balance of the
                                                         mortgage loan at its maturity by the payment of equal
                                                         monthly installments. During the first ten years following the origination of a flexpay loan, if the unpaid principal balance of that mortgage loan exceeds the original
                                                         principal balance of that mortgage loan by the amount
                                                         specified in the related mortgage note, the monthly
                                                         payment due on that mortgage loan will be recast without
                                                         regard to the payment limit. These features may affect the rate at which principal on the mortgage loans is paid and
                                                         may create a greater risk of default if the borrower is
                                                         unable to pay the monthly payments on the related
                                                         increased principal balance.

Allocations of Net Deferred Interest
     May Affect your Yield.........................      On each distribution date, the net deferred interest on
                                                         the mortgage loans will be allocated to each class of
                                                         certificates, based on either the class certificate
                                                         balance or the interest entitlement of that class of
                                                         certificates. Any allocation of net deferred interest
                                                         could, as a result, affect the weighted average maturity
                                                         of the affected class of certificates. The amount of
                                                         deferred interest, if any, with respect to mortgage loans
                                                         in a loan group for a given month will reduce the amount
                                                         of interest collected on these mortgage loans and
                                                         available to be distributed as a distribution of interest
                                                         to the related classes of certificates. The resulting
                                                         reduction in interest collections on the mortgage loans in a loan group will be offset, in part or in whole, by
                                                         applying voluntary prepayments of principal received on
                                                         the mortgage loans in that loan group to interest
                                                         distributions on the related classes of certificates. For
                                                         any distribution date, the net deferred interest on the
                                                         mortgage loans in a loan group will be deducted from the
                                                         interest payable to the certificates as described in
                                                         "Description of the Certificates--Interest" in this free
                                                         writing prospectus. The amount of the reduction of accrued interest distributable to each class of certificates
                                                         attributable to net deferred interest will be added to the class



                                                       S-13

                                                         certificate balance of that class. Only the amount by
                                                         which the voluntary prepayments of principal received on
                                                         the mortgage loans in a loan group exceeds the amount of
                                                         deferred interest on the mortgage loans in that loan group will be distributed as a principal prepayment on the
                                                         related classes of certificates. The increase in the class certificate balance of any class of certificates may
                                                         increase the period of time during which the applicable
                                                         certificates could suffer realized losses on the related
                                                         mortgage loans. We cannot predict the extent to which
                                                         mortgagors will prepay their mortgage loans or the extent
                                                         to which deferred interest will accrue on the mortgage
                                                         loans, and therefore cannot predict the extent of the
                                                         effect of the allocation of net deferred interest on your
                                                         certificates.

If the Series Allows for the Purchase
     of Subsequent Mortgage Loans,
     There Is a Risk of Possible
     Prepayment Due to Inability to
     Acquire Subsequent Mortgage
     Loans.........................................      If a particular series of certificates employs a
                                                         prefunding mechanism to purchase additional mortgage
                                                         loans, the ability of that issuing entity to acquire
                                                         subsequent mortgage loans depends on the ability of the
                                                         seller to originate or acquire mortgage loans during the
                                                         pre-funding period specified in the related prospectus
                                                         supplement (which generally will not exceed 90 days) that
                                                         meet the eligibility criteria for subsequent mortgage
                                                         loans described therein. The ability of the seller to
                                                         originate or acquire eligible subsequent mortgage loans
                                                         will be affected by a number of factors, including
                                                         prevailing interest rates, employment levels and economic
                                                         conditions generally.

                                                         If any of the amounts on deposit in the pre-funding
                                                         account allocated to purchase subsequent mortgage loans
                                                         cannot be used for that purpose, those amounts will be
                                                         distributed to the senior certificateholders as a
                                                         prepayment of principal on the first distribution date
                                                         following the end of the pre-funding period.

                                                         The ability of the issuing entity to acquire subsequent
                                                         mortgage loans with particular characteristics will also
                                                         affect the size of the principal payment the related
                                                         classes of senior certificates in that series.

The Yields on the Floating Rate and
     Inverse Floating Rate Certificates
     Will Be Affected by the Level of
     the Applicable Interest Rate
     Index.........................................      The pass-through rate on any class of floating rate
                                                         certificates for any distribution date will be equal to
                                                         the value of the applicable interest rate index plus any
                                                         related margin, but may be subject to a cap and/or floor.
                                                         The pass-through rate on any class of inverse floating
                                                         rate certificates for any distribution date will equal a
                                                         specified fixed rate minus the related index, but may be
                                                         subject to a cap and/or floor, which floor may be as low
                                                         as 0%. For any such class of certificates your yield will
                                                         be sensitive to:

                                                         o  the level of the applicable interest rate index and the level of the mortgage index, the timing of adjustment
                                                            of the interest rates on the mortgage loans, and
                                                            periodic and lifetime limits on those adjustments and,



                                                       S-14

                                                         o  the timing of adjustment of the pass-through rate on
                                                            those certificates as it relates to the interest rates
                                                            on the related mortgage loans and

                                                         o  other limitations on the pass-through rates of those
                                                            certificates as described further in the prospectus
                                                            supplement relating to the applicable series of
                                                            certificates.

                                                         With respect to a class of adjustable rate certificates,
                                                         the mortgage indices and the certificate indices may not
                                                         be the same. Because the mortgage indices may respond to
                                                         economic and market factors different than the certificate indices, there may not necessarily be a correlation in
                                                         movement between the interest rates on the mortgage loans
                                                         and the pass-through rates of the related classes of
                                                         certificates. For example, it is possible that the
                                                         interest rates on the mortgage loans may decline while the pass-through rates on the related classes of adjustable
                                                         rate certificates are stable or rising. In addition,
                                                         although it is possible that both the mortgage rates on
                                                         the mortgage loans and the pass-through rates on the
                                                         related classes of adjustable rate certificates may
                                                         decline or increase during the same period, the mortgage
                                                         rates on the mortgage loans may decline or increase more
                                                         slowly than the pass-through rates of these certificates
                                                         because of the difference between interest rate adjustment periods on the mortgage loans and pass-through rate
                                                         adjustment periods on these certificates. In addition,
                                                         prepayments of mortgage loans with relatively higher
                                                         mortgage rates may reduce the applicable net rate cap and
                                                         consequently reduce the pass-through rate for one or more
                                                         classes of adjustable rate certificates.

                                                         While it may be intended that reductions in distributions
                                                         of interest to a class of adjustable rate certificates by
                                                         operation of the applicable net rate cap be offset by
                                                         amounts allocable to the issuing entity in respect of one
                                                         or more forms of yield maintenance enhancement, we cannot
                                                         assure you that any amounts will be available from those
                                                         sources, or sufficient, to make any such distributions. In addition, to the extent that any such form of yield
                                                         maintenance enhancement benefiting a class of certificates is derived from distributions otherwise payable to one or
                                                         more other classes of certificates, investors in the
                                                         certificates benefiting from the yield enhancement
                                                         arrangement should consider the expected distributions
                                                         otherwise distributable to those other classes of
                                                         certificates, and investors in the classes of certificates providing the yield maintenance enhancement should
                                                         consider the likelihood that amounts otherwise
                                                         distributable on their certificates will be applied to
                                                         provide yield enhancement to the benefited classes of
                                                         certificates.

Your Yield Will Be Affected by How
     Distributions Are Allocated to the
     Certificates..................................      The timing of principal payments on the certificates will
                                                         be affected by a number of factors, including:

                                                         o  the extent of prepayments on the related mortgage
                                                            loans,

                                                         o  the rate and timing of the creation of deferred
                                                            interest on the mortgage loans relative to the rate and
                                                            timing of principal collections on those mortgage
                                                            loans,

                                                         o  how distributions of principal are allocated among the
                                                            classes of certificates in the applicable series,



                                                       S-15

                                                         o  whether the servicer, depositor or Third Party Insurer, as applicable exercises its right, in its sole
                                                            discretion, to terminate the issuing entity and whether
                                                            the NIM Insurer exercises any similar right that it may
                                                            have,

                                                         o  the rate and timing of payment defaults and losses on
                                                            the related mortgage loans,

                                                         o  repurchases of related mortgage loans for material
                                                            breaches of representations and warranties or due to
                                                            modifications of the mortgage loan, and

                                                         o  with respect to the senior certificates, if there is
                                                            prefunding in the related series and if funds are
                                                            required to be deposited in the pre-funding account on
                                                            the closing date, by the availability of subsequent
                                                            mortgage loans.

                                                         Because distributions on the certificates are dependent
                                                         upon the payments on the applicable mortgage loans, we
                                                         cannot guarantee the amount of any particular distribution or the amount of time that will elapse before an issuing
                                                         entity is terminated.

                                                         See "Description of the Certificates" and "--Optional
                                                         Termination" in the prospectus supplement relating to the
                                                         applicable series of certificates for a description of the manner in which principal will be paid to the
                                                         certificates. See "The Mortgage Pool--Assignment of the
                                                         Mortgage Loans" in the prospectus supplement relating to
                                                         the applicable series of certificates for more information regarding the repurchase or substitution of mortgage
                                                         loans.

Subordinated Certificates Have a
     Greater Risk of Loss Than Senior
     Certificates and Subordination
     May Not Be Sufficient to Protect
     Senior Certificates from
     Losses........................................      When certain classes of certificates provide credit
                                                         enhancement for other classes of certificates this is
                                                         sometimes referred to as "subordination." The
                                                         subordination feature is intended to increase the
                                                         likelihood that related senior certificateholders will
                                                         receive regular distributions of interest and principal.

                                                         This type of credit enhancement is provided by using
                                                         collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on
                                                         the more senior classes. After the credit enhancement
                                                         provided by excess cashflow and overcollateralization (if
                                                         any) have been exhausted, collections on the mortgage
                                                         loans otherwise payable to the subordinated classes of
                                                         certificates will comprise the sole source of funds from
                                                         which such credit enhancement is provided to the senior
                                                         certificates. Realized losses on the mortgage loans are
                                                         allocated to the subordinated certificates, beginning with the class of subordinated certificates then outstanding
                                                         with the lowest payment priority, until the class
                                                         certificate balance of each class of subordinated
                                                         certificates has been reduced to zero. This means that
                                                         after the credit enhancement provided by excess cashflow
                                                         and overcollateralization (if any) have been exhausted,
                                                         realized losses on the mortgage loans will first be
                                                         allocated to the class of subordinated certificates with
                                                         the most



                                                       S-16

                                                         junior priority of distribution, until its class
                                                         certificate balance is reduced to zero. Subsequent
                                                         realized losses will be allocated to the next most junior
                                                         class of subordinated certificates, until its class
                                                         certificate balance is reduced to zero. If the aggregate
                                                         class certificate balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the
                                                         mortgage loans would reduce the amount of funds available
                                                         for monthly distributions to holders of the senior
                                                         certificates.

                                                         Realized losses on the mortgage loans that are allocable
                                                         to the senior certificates will be allocated in accordance with the priorities set forth in this free writing
                                                         prospectus under "Description of the Certificates -
                                                         Allocation of Losses."

                                                         You should fully consider the risks of investing in a
                                                         class of subordinated certificates, including the risk
                                                         that you may not fully recover your initial investment as
                                                         a result of realized losses on the related mortgage loans.
                                                         In addition, investors in a class of senior certificates
                                                         should consider the risk that, after the credit
                                                         enhancement provided by excess cashflow and
                                                         overcollateralization (if any) have been exhausted, the
                                                         subordination of the related classes of subordinated
                                                         certificates may not be sufficient to protect the senior
                                                         certificates from losses.

Risks Related to Allocations of
     Realized Losses on the Related
     Mortgage Loans................................      After the credit enhancement provided by excess cashflow
                                                         and overcollateralization has been exhausted, or if the
                                                         structure of the particular series does not provide for
                                                         overcollateralization, collections on the mortgage loans
                                                         otherwise payable to the related subordinated classes will comprise the sole source of credit enhancement for the
                                                         senior certificates. Realized losses on the mortgage loans are allocated to the related classes of subordinated
                                                         certificates, beginning with the class of subordinated
                                                         certificates then outstanding with the lowest payment
                                                         priority, until the class certificate balance of each
                                                         class of subordinated certificates has been reduced to
                                                         zero. If the aggregate class certificate balance of the
                                                         subordinated certificates were to be reduced to zero,
                                                         delinquencies and defaults on the mortgage loans would
                                                         reduce the amount of funds available for monthly
                                                         distributions to holders of the senior certificates and
                                                         may result in the allocation of realized losses to one or
                                                         more classes of senior certificates. Unless specified
                                                         otherwise in the related prospectus supplement, there is
                                                         no limit on the amount of bankruptcy, special hazard or
                                                         fraud losses that may be allocated to the subordinated
                                                         certificates.

Excess Interest from the Mortgage
     Loans May Not Provide Adequate
     Credit Enhancement............................      The structure of a particular series may provide for
                                                         credit enhancement through overcollateralization. The
                                                         amount by which the aggregate stated principal balance of
                                                         the mortgage loans exceeds the aggregate class certificate balance of the related classes of certificates is called
                                                         "overcollateralization." If the prospectus supplement for
                                                         any applicable series of certificates indicates that
                                                         credit enhancement for that series will be provided by
                                                         overcollateralization, the initial level of
                                                         overcollateralization (that is, the overcollateralization
                                                         on the closing date) and the required level of
                                                         overcollateralization will each be specified therein.
                                                         Overcollateralization typically is used as credit
                                                         enhancement when the mortgage loans are expected to
                                                         generate more interest than is needed to pay interest on
                                                         the related classes of certificates and to make any net
                                                         swap payment payable to the swap counterparty, because the weighted average interest rate on the mortgage loans is
                                                         expected to be



                                                       S-17

                                                         higher than the weighted average pass-through rate on the
                                                         related classes of certificates plus the weighted average
                                                         expense fee rate and the effective rate at which any net
                                                         swap payments may be payable to the swap counterparty. In
                                                         the event that the level of overcollateralization is
                                                         reduced, the resulting "excess interest" will be used to
                                                         make additional principal distributions on the related
                                                         classes of certificates to the extent described in the
                                                         related prospectus supplement. Overcollateralization is
                                                         intended to provide limited protection to the holders of
                                                         the applicable series of certificates by absorbing losses
                                                         from liquidated mortgage loans. However, we cannot assure
                                                         you that enough excess interest will be generated on the
                                                         mortgage loans to maintain any required levels of
                                                         overcollateralization.

                                                         The excess interest available on any distribution date
                                                         will be affected by the actual amount of interest
                                                         received, collected or advanced in respect of the mortgage loans for that distribution date, the amount of deferred
                                                         interest for those mortgage loans and the amount of
                                                         principal prepayments available to offset the deferred
                                                         interest. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from
                                                         prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The
                                                         pass-through rate of each class of LIBOR Certificates is
                                                         subject to a net rate cap which generally is based on the
                                                         weighted average adjusted net mortgage rates of the
                                                         related mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result,
                                                         interest may be unavailable for any other purpose.

                                                         If the protection afforded by overcollateralization for
                                                         any applicable series is insufficient, then the holders of the certificates of that series may experience a loss on
                                                         their investment.

Difference Between Mortgage Rates
     and Pass-Through Rates May
     Reduce Excess Interest........................      The pass-through rates on the offered certificates may
                                                         adjust monthly and, unless otherwise specified in a
                                                         prospectus supplement for a particular transaction, are
                                                         generally based on one-month LIBOR. The mortgage rates on
                                                         the option ARMs are based on one-year MTA, which is a
                                                         12-month average of the monthly yields on U.S. Treasury
                                                         securities, adjusted to a constant maturity of one year.
                                                         Because the one-year MTA is an average, its yield will
                                                         rise or fall more slowly than one-month LIBOR, and the
                                                         indices may move in opposite directions. The mortgage
                                                         rates on the flexpay loans are based on one-year LIBOR. We cannot assure you as to the level, rate or timing of
                                                         changes in any index. If there is a significant mismatch
                                                         between the mortgage rates on the mortgage loans and
                                                         one-month LIBOR, the application of the applicable net
                                                         rate cap may result, all other things being equal, in a
                                                         shortfall in the amount of interest distributable on the
                                                         related classes of certificates. Additionally because the
                                                         mortgage indices may respond to various economic and
                                                         market factors different than those affecting one-month
                                                         LIBOR, there is not necessarily a correlation in movement
                                                         between the interest rates on those mortgage loans and the pass-through rates of the LIBOR certificates. For example, it is possible that the interest rates on certain of the
                                                         adjustable rate mortgage loans may decline while the
                                                         pass-through rates on the LIBOR certificates are stable or rising.



                                                       S-18

                                                         For transactions in which the mortgage loans are option
                                                         ARMs, due to the existence of initial "teaser" rates on
                                                         these mortgage loans, the pass-through rates on the
                                                         offered certificates might be limited by the applicable
                                                         net rate cap on the first distribution date, and possibly
                                                         on subsequent distribution dates. On the closing date, the depositor will cause to be deposited into the carryover
                                                         reserve fund an amount that is expected to be sufficient
                                                         to cover any net rate carryover amounts on the LIBOR
                                                         certificates due to these initial teaser rates. Any
                                                         remaining amount after the applicable distribution date
                                                         will be distributed to the underwriter and will not be
                                                         available to cover any net rate carryover amounts on
                                                         subsequent distribution dates.

Excess Interest Will Also Be Reduced
     by Prepayments on the Mortgage
     Loans.........................................      When a borrower makes a full or partial prepayment on a
                                                         mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest
                                                         certificateholders would otherwise be entitled to receive
                                                         with respect to the mortgage loan. The servicer is
                                                         required to reduce its servicing fee to offset this
                                                         shortfall, but the reduction for any distribution date is
                                                         limited to a portion of the servicing fee for the related
                                                         month. If the aggregate amount of interest shortfalls
                                                         resulting from prepayments exceeds the amount of the
                                                         reduction in the servicing fee, the amount of interest
                                                         available to make distributions of interest to the
                                                         certificates and to maintain or restore
                                                         overcollateralization will be reduced.

Second Liens on some of the
     Mortgaged Properties May
     Adversely Affect You..........................      If so specified in the prospectus supplement relating to a series of certificates, with respect to some or all of the mortgage loans at the time of origination of the first
                                                         lien mortgage loan, the originator of the mortgage loan
                                                         also originated a second lien mortgage loan that will not
                                                         be included in the trust fund and is not reflected in the
                                                         loan-to-value ratio tables included in this free writing
                                                         prospectus. With respect to such mortgage loans,
                                                         foreclosure frequency may be increased relative to
                                                         mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the
                                                         mortgaged property. You should also note that any
                                                         mortgagor may obtain secondary financing at any time
                                                         subsequent to the date of origination of their mortgage
                                                         loan from the originator of its mortgage loan or from any
                                                         other lender.

Considerations Regarding Any
     Swap Contract.................................      If a particular transaction employs a swap contract as a
                                                         form of credit enhancement, any amounts received from the
                                                         swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this free
                                                         writing prospectus to pay unpaid interest and net rate
                                                         carryover, maintain overcollateralization and pay unpaid
                                                         realized loss amounts with respect to the LIBOR
                                                         Certificates. However, no amounts will be payable by the
                                                         swap counterparty unless the amount owed by the swap
                                                         counterparty on a distribution date exceeds the amount
                                                         owed to the swap counterparty with respect to that
                                                         distribution date. This will not occur except in periods
                                                         when one-month LIBOR (as determined pursuant to the swap
                                                         contract) exceeds a fixed rate or a rate based on a
                                                         specified index. We cannot assure you that any amounts
                                                         will be received under the swap contract, or that any
                                                         amounts that are received will be sufficient to maintain
                                                         required overcollateralization or to cover unpaid
                                                         interest, net rate carryover and unpaid realized loss
                                                         amounts. Any net



                                                       S-19

                                                         payment payable to the swap counterparty under the terms
                                                         of the swap contract will reduce amounts available for
                                                         distribution to certificateholders, and may reduce the
                                                         pass-through rates of the LIBOR Certificates. In addition, payments due under the swap contract will be based on the
                                                         scheduled notional amount that will decline over time.
                                                         Furthermore, for so long as one-month LIBOR is less than
                                                         the applicable fixed rate or rate based on a specified
                                                         index (which may be adjusted in cases where the accrual
                                                         period for the floating rate payment payable by the swap
                                                         counterparty is not 30 days), available funds that would
                                                         otherwise be available to make distributions on the LIBOR
                                                         Certificates will be used to cover the net swap payments
                                                         due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a
                                                         swap termination payment resulting from a swap
                                                         counterparty trigger event) in the event of early
                                                         termination of the swap contract will reduce amounts
                                                         available for distribution to holders of the classes of
                                                         certificates related to that swap contract.

                                                         Upon early termination of the swap contract, the swap
                                                         counterparty or the trustee, may be liable to make a swap
                                                         termination payment to the other party (regardless of
                                                         which party caused the termination). The swap termination
                                                         payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap
                                                         termination payment, other than a swap termination payment resulting from a swap counterparty trigger event, is
                                                         payable to the swap counterparty, that payment will be
                                                         paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full prior to distributions to holders of the LIBOR Certificates.
                                                         This feature may result in losses on the LIBOR
                                                         Certificates. Due to the priority of the applications of
                                                         the available funds, the subordinated certificates will
                                                         bear the effects of any shortfalls resulting from a net
                                                         swap payment or swap termination payment to the swap
                                                         counterparty before those effects are borne by the senior
                                                         certificates and one or more classes of subordinated
                                                         certificates may suffer a loss as a result of that
                                                         payment.

                                                         To the extent that distributions on the LIBOR Certificates depend in part on payments to be received from the swap
                                                         counterparty, the ability of the trustee to make
                                                         distributions on those certificates will be subject to the credit risk of the swap counterparty. If a credit rating
                                                         of the swap counterparty is qualified, reduced or
                                                         withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the
                                                         ratings of the LIBOR Certificates may be qualified,
                                                         reduced or withdrawn. As a result, the value and
                                                         marketability of those certificates may be adversely
                                                         affected. See "Description of the Certificates--The Swap
                                                         Contract" in this free writing prospectus.

The Right of a Class of Certificates to
     Receive Certain Interest
     Distributions May Depend on the
     Creditworthiness of a
     Third Party...................................      A class of certificates of a series may bear interest at a pass-through rate that is subject to a cap, but
                                                         nevertheless that class may be entitled to receive
                                                         interest distributions in excess of that cap from excess
                                                         cashflow (if provided for in the related prospectus
                                                         supplement and if available) or from certain sources other than the mortgage loans, such as a derivative instrument
                                                         or a reserve fund established to cover those
                                                         distributions. In the event that a series of certificates
                                                         provides for excess cashflow to cover those interest
                                                         distributions in excess of the cap, investors in that



                                                       S-20

                                                         class of certificates should consider that excess cashflow may not be available to fund those distributions. In the
                                                         event that a series of certificates does not provide for
                                                         excess cashflow, investors in the applicable classes of
                                                         certificates will have to look exclusively to the sources
                                                         of payment other than the mortgage loans and will have to
                                                         consider that those other sources may be limited, may be
                                                         provided by and depend solely on third parties, and may
                                                         therefore be subject to counterparty risk. In the event
                                                         that those sources include third party providers,
                                                         investors in the affected classes of certificates should
                                                         consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the
                                                         affected classes of certificates. Unless otherwise
                                                         specified in the related prospectus supplement, the
                                                         ratings assigned to any class of certificates that may
                                                         receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest distributions.

A Withdrawal or Downgrade in the
     Ratings Assigned to any Credit
     Enhancer May Affect the Value of
     he Related Class of
     Certificates..................................      If one or more classes of certificates of a series will
                                                         benefit from a form of credit enhancement provided by a
                                                         third party, such as a limited financial guaranty policy
                                                         or a derivative instrument, the ratings on those classes
                                                         may depend primarily on an assessment by the rating
                                                         agencies of the mortgage loans and on the financial
                                                         strength of the credit enhancement provider. Any reduction in the ratings assigned to the financial strength of the
                                                         credit enhancement provider will likely result in a
                                                         reduction in the ratings of the classes of certificates
                                                         that benefit from the credit enhancement. A reduction in
                                                         the ratings assigned to those certificates would reduce
                                                         the market value of the certificates and may affect your
                                                         ability to sell them.

                                                         The rating by each of the rating agencies of the
                                                         certificates of any series is not a recommendation to
                                                         purchase, hold or sell the certificates because that
                                                         rating does not address the market price or suitability
                                                         for a particular investor. The rating agencies may reduce
                                                         or withdraw the ratings on the certificates at any time
                                                         they deem appropriate. In general, the ratings address
                                                         credit risk and do not address the likelihood of
                                                         prepayments.

Certain Interest Shortfalls May
     Affect Distributions on the
     Related Certificates..........................      When a borrower makes a full or partial prepayment on a
                                                         mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest
                                                         certificateholders would otherwise be entitled to receive
                                                         with respect to the mortgage loan. The servicer is
                                                         required to reduce its servicing fee to offset this
                                                         shortfall, but the reduction for any distribution date
                                                         will limited to all or a portion of the servicing fee for
                                                         the related month.

                                                         In a transaction that employs overcollateralization as a
                                                         credit enhancement feature, if the aggregate amount of
                                                         interest shortfalls on the related mortgage loans
                                                         resulting from prepayments exceeds the amount of the
                                                         reduction in the servicing fee, the amount of interest
                                                         available to make distributions of interest to the related classes of certificates and to maintain or restore any
                                                         related level of overcollateralization will be reduced.

                                                         In addition, your certificates may be subject to certain
                                                         shortfalls in



                                                       S-21

                                                         interest collections (or reductions in excess interest, if the series employs overcollateralization as a credit
                                                         enhancement feature) arising from the application of the
                                                         Servicemembers Civil Relief Act and similar state and
                                                         local laws (referred to in this free writing prospectus
                                                         supplement as the Relief Act). The Relief Act provides
                                                         relief to borrowers who enter active military service and
                                                         to borrowers in reserve status who are called to active
                                                         duty after the origination of their mortgage loan. The
                                                         Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
                                                         These shortfalls are not required to be paid by the
                                                         borrower at any future time, will not be advanced by the
                                                         servicer, and will reduce accrued interest on each class
                                                         of certificates on a pro rata basis. In addition, the
                                                         Relief Act imposes certain limitations that would impair
                                                         the servicer's ability to foreclose on an affected
                                                         mortgage loan during the borrower's period of active
                                                         service and, under some circumstances, during an
                                                         additional period thereafter. In addition, pursuant to the laws of various states, under certain circumstances,
                                                         payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related
                                                         mortgaged property. This could result in delays or
                                                         reductions in payment and increased losses on the mortgage loans that would be borne by you. See "Risk Factors -
                                                         Impact of World Events" in the prospectus.

The Certificates May Not Be
     Appropriate for Some
     Investors.....................................      The certificates may not be an appropriate investment for
                                                         investors who do not have sufficient resources or
                                                         expertise to evaluate the particular characteristics of
                                                         each applicable class of certificates. This may be the
                                                         case because, among other things:

                                                         o  the yield to maturity of certificates purchased at a
                                                            price other than par will be sensitive to the uncertain
                                                            rate and timing of principal prepayments and the
                                                            creation of deferred interest on the related mortgage
                                                            loans;

                                                         o  the rate of principal distributions on and the weighted average lives of the certificates will be sensitive to
                                                            the uncertain rate and timing of principal prepayments
                                                            and to changes in interest rates and how they affect
                                                            the payment of principal and the accrual of deferred
                                                            interest on the related mortgage loans, and the
                                                            priority of principal distributions among the classes
                                                            of certificates in the related series. Accordingly, the
                                                            certificates may be an inappropriate investment if you
                                                            require a distribution of a particular amount of
                                                            principal on a specific date or an otherwise
                                                            predictable stream of distributions;

                                                         o  you may not be able to reinvest distributions on a
                                                            certificate (which, in general, are expected to be
                                                            greater during periods of relatively low interest
                                                            rates) at a rate at least as high as the pass-through
                                                            rate applicable to your certificate; or

                                                         o  a secondary market for the certificates may not develop or provide certificateholders with liquidity of
                                                            investment.

Seasoned Mortgage Loans............................      If so specified in the prospectus supplement relating to
                                                         the applicable series of certificates, the loan ages of
                                                         some of the mortgage loans in an issuing entity may be
                                                         older than those of the other mortgage loans in that



                                                       S-22

                                                         issuing entity or these mortgage loans may have been
                                                         previously included in securitizations of the depositor
                                                         and acquired upon exercise of an optional termination
                                                         right. Generally, seasoned mortgage loans are believed to
                                                         be less likely to prepay due to refinancing and are more
                                                         likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well
                                                         seasoned mortgage loans will likely differ from that on
                                                         other mortgage loans.

Geographic Concentration of
     Mortgaged Properties Increases
     the Risk that Certificate Yields
     Could Be Impaired.............................      Issuing entities established by the depositor have
                                                         historically had a significant portion of their mortgage
                                                         loans secured by mortgaged properties that are located in
                                                         California, and unless otherwise specified in the
                                                         prospectus supplement relating to the applicable series of certificates, a significant portion of the mortgage loans
                                                         in the related issuing entity will be secured by mortgaged properties that are located in California. Property in
                                                         California may be more susceptible than homes located in
                                                         other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other
                                                         natural disasters. In addition,

                                                         o  economic conditions in states with significant
                                                            concentrations (which may or may not affect real
                                                            property values) may affect the ability of borrowers to
                                                            repay their loans on time;

                                                         o  declines in the residential real estate markets in
                                                            states with significant concentrations may reduce the
                                                            values of properties located in those states, which
                                                            would result in an increase in the loan-to-value ratios
                                                            and which may present a greater risk of default and, in
                                                            the case of default, an increase in the severity of
                                                            loss on the related mortgage loans; and

                                                         o  any increase in the market value of properties located
                                                            in states with significant concentrations would reduce
                                                            the loan-to-value ratios and could, therefore, make
                                                            alternative sources of financing available to the
                                                            borrowers at lower interest rates, which could result
                                                            in an increased rate of prepayment of the mortgage
                                                            loans.

Your Yield Will Be Affected by the                       The tables titled "Original Term to Maturity" under the
Inclusion of 40-Year Mortgage Loans                      caption "The Mortgage Pool" in the  applicable prospectus
                                                         supplement will specify the percentage, if any, of the
                                                         mortgage loans in each loan group and in the issuing
                                                         entity in the aggregate, by aggregate stated principal
                                                         balance as of the cut-off date, that have original terms
                                                         to maturity of 40 years. Loans with original terms to
                                                         maturity of 40 years have only begun to be originated
                                                         recently. As a result, there is no basis on which to
                                                         predict the performance characteristics of these mortgage
                                                         loans.

                                                         The longer term to maturity of 40-year mortgage loans
                                                         results in a lower monthly payment than would be required
                                                         by a traditional 30-year mortgage loan. The lower monthly
                                                         payment may allow the borrower to borrow a larger amount
                                                         than would have been the case for a mortgage loan with a
                                                         30-year term to maturity.

                                                         40-year mortgage loans may have risks and payment
                                                         characteristics that are not present with traditional
                                                         30-year mortgage loans, including the following:



                                                       S-23

                                                         o  less principal will be distributed to
                                                            certificateholders on a monthly basis (except in the
                                                            case of a prepayment) which may extend the weighted
                                                            average lives of the certificates,

                                                         o  due to the smaller monthly payment, 40-year mortgage
                                                            loans may be less likely to be prepaid since the
                                                            perceived benefits of refinancing may be less than with
                                                            a 30-year fully amortizing mortgage loan, and

                                                         o  if a 40-year mortgage loan defaults, the severity of
                                                            loss is likely to be greater due to the larger unpaid
                                                            principal balance.

                                                         The 40-year mortgage loans also are negative amortization
                                                         mortgage loans. The combination of a longer term to
                                                         maturity with the possibility of accruing interest on an
                                                         increasing principal balance may produce unanticipated
                                                         payment performance.

Inability to Replace Servicer Could                      The structure of the servicing fee might affect the
Affect Collections and Recoveries on                     ability to find a replacement servicer. Although the
the Mortgage Loans                                       trustee is required to replace the servicer if the
                                                         servicer is terminated or resigns, if the trustee is
                                                         unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage
                                                         loans), it may be necessary to appoint a replacement
                                                         servicer. Because the servicing fee is structured as a
                                                         percentage of the stated principal balance of each
                                                         mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been
                                                         significantly reduced because the fee may be insufficient
                                                         to cover the costs associated with servicing the mortgage
                                                         loans and related REO Properties remaining in the pool.
                                                         The performance of the mortgage loans may be negatively
                                                         impacted, beyond the expected transition period during a
                                                         servicing transfer, if a replacement servicer is not
                                                         retained within a reasonable amount of time.

Rights of Third Party Insurers                           If there is a Third Party Insurer with respect to a
                                                         particular series of certificates, unless the Third Party
                                                         Insurer fails to make a required payment under the related policy and the failure is continuing or the Third Party
                                                         Insurer is the subject of a bankruptcy proceeding (each
                                                         such event, a "Third Party Insurer Default"), the Third
                                                         Party Insurer may be entitled to exercise, among others,
                                                         the following rights without the consent of holders of the related certificates, and the holders of the related
                                                         certificates may exercise those rights only with the prior written consent of the Third Party Insurer:

                                                         o  the right to provide notices of servicer defaults and
                                                            the right to direct the trustee to terminate the rights
                                                            and obligations of the servicer under the pooling and
                                                            servicing agreement upon a default by the servicer,

                                                         o  the right to remove the trustee or any custodian
                                                            pursuant to the pooling and servicing agreement, and

                                                         o  the right to direct the trustee to make investigations
                                                            and take actions pursuant to the pooling and servicing
                                                            agreement.

                                                         In addition, unless a Third Party Insurer Default exists,
                                                         that Third Party



                                                       S-24

                                                         Insurer's consent may be required before, among other
                                                         things,

                                                         o  any removal of the servicer, any successor servicer or
                                                            the trustee, any appointment of any co-trustee, or

                                                         o  any amendment to the pooling and servicing agreement.

                                                         Investors in the certificates other than those specified
                                                         in the related prospectus supplement should note that:

                                                         o  any insurance policy issued by the Third Party Insurer
                                                            will not cover, and will not benefit in any manner
                                                            whatsoever, their certificates,

                                                         o  the rights granted to the Third Party Insurer may be
                                                            extensive,

                                                         o  the interests of the Third Party Insurer may be
                                                            inconsistent with, and adverse to, the interests of the
                                                            holders of the certificates, and the Third Party
                                                            Insurer has no obligation or duty to consider the
                                                            interests of the holders of the certificates in
                                                            connection with the exercise or nonexercise of the
                                                            Third Party Insurer's rights, and

                                                         o  the Third Party Insurer's exercise of its rights and
                                                            consents may negatively affect the certificates other
                                                            than those specified in the related prospectus
                                                            supplement and the existence of the Third Party
                                                            Insurer's rights, whether or not exercised, may
                                                            adversely affect the liquidity of the certificates,
                                                            relative to other asset-backed certificates backed by
                                                            comparable mortgage loans and with comparable payment
                                                            priorities and ratings.

                                                         See "Rights of the Third Party Insurer under Pooling and
                                                         Servicing Agreement" in this free writing prospectus
                                                         supplement.

Relocation of the Servicer's Default                     The servicer intends to relocate its default management,
     Management Services May Result                      collections, and loss mitigation functions from Pasadena,
     in Increased Delinquencies and                      California to the Dallas, Texas area in 2007. Fewer than
     Defaults, Which May Adversely                       70 of the servicer's employees will be directly affected
     Affect the Yields on the                            by this relocation. Although certain of these employees
     Certificates                                        will be offered the opportunity to relocate, the servicer
                                                         expects that a substantial  number of these employees may
                                                         elect not to do so.

                                                         If a substantial number of employees in default management services resign prior to the relocation or elect not to
                                                         relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in
                                                         delinquencies and defaults is expected to be temporary,
                                                         there can be no assurance as to the duration or severity
                                                         of any disruption in the collection and default management processes or as to the resulting effects on the yield of
                                                         the certificates. In an attempt to mitigate any
                                                         disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has
                                                         been completed and the default management, collections,
                                                         and loss mitigation functions in the new site are fully
                                                         operational.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS FREE WRITING PROSPECTUS SUPPLEMENT, THE PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS SUCH AS

"MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                               The Mortgage Pool

General

      The depositor, IndyMac MBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from IndyMac Bank, F.S.B. ("IndyMac Bank" and in such capacity, the "Seller") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Seller, IndyMac Bank, F.S.B., as servicer (in such capacity, the "Servicer"), the Depositor, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

      The Mortgage Loans may also be segregated into one or more loan groups (each, a "loan group") for the purposes of allocating distributions among the classes of certificates offered by that series. If the Mortgage Loans are segregated into multiple loan groups, your certificates may be related to one or more of the loan groups. To the extent that the Mortgage Loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

      All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties").

      Under the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to the limitations described in the next sentence and under "--Assignment of the Mortgage Loans," the Seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related mortgage loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The Seller will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by the Seller; Repurchases, etc." in the prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the Seller's repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligation described above. The obligations of the Servicer with respect to the certificates are limited to the Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

      The Mortgage Loans will provide a date on which payments are due for each month, which generally is the first day of each month (the "Due Date"). Scheduled monthly payments made by mortgagors on the Mortgage Loans either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Certain of the Mortgage Loans, as will be provided in the related prospectus supplement, will impose a prepayment charge if mortgagors prepay their Mortgage Loans. Generally, for Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is usually equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      The principal balance of each Mortgage Loan as of the Cut-off Date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the Cut-off Date, whether or not received, and any amounts of deferred interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below).

      At origination, all of the Mortgage Loans in a particular issuing entity will have a Loan-to-Value Ratio of 100.00% or less. Unless otherwise stated in the related prospectus supplement for a particular series, all of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "--Underwriting Standards" in this free writing prospectus supplement.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

      Types of Mortgage Loans

      The mortgage loans in a particular issuing entity generally will be option ARMs or flexpay loans, or loans that have characteristics of both option ARMS and flexpay loans. The basic characteristics of these types of loans are described below.

      Option ARMs

      Unless otherwise specified in the related prospectus supplement, the index applicable to the determination of the mortgage rates for option ARMs is a per annum rate equal to the twelve-month average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "MTA index" or the "index").

      The index will be calculated as of the date specified in the related mortgage note. In the event that the index described above becomes unavailable or is otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

      Mortgage Rate Adjustments. The mortgage rates for the option ARMs will adjust monthly. The mortgage rate for each Mortgage Loan will be adjusted to equal the sum of the index applicable to that Mortgage Loan and a fixed percentage amount known as the "gross margin" for that Mortgage Loan. The mortgage rates for the option ARMs adjust according to the MTA index.

      No Mortgage Loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note (the "Maximum Mortgage Rate"). Due to the application of the Maximum Mortgage Rates, the mortgage rate on each Mortgage Loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and gross margin.

      Monthly Payment Adjustments. Monthly scheduled payments on the option ARMs generally adjust annually on a date specified in the related mortgage note (each, a "Payment Adjustment Date"), subject to the conditions (the "Payment Caps") that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, (ii) on the fifth Payment Adjustment Date and every fifth Payment Adjustment Date thereafter, and the last Payment Adjustment Date prior to the Mortgage Loan's maturity, the monthly payment will be recast without regard to the limitation in clause (i) above (the "Recast Date"), and (iii) if the unpaid principal balance exceeds the negative amortization limit of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause
(i) to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining term to maturity (any monthly payment, as so capped, the "Capped Payment").

      Payment Options. When the amount of interest accrued on each option ARM is greater than the Capped Payment, the Seller's monthly statement to borrowers will show, in addition to Capped Payment, the payment equal to accrued interest that is the minimum payment necessary to avoid negative amortization, and the payment that would fully amortize the loan by the stated maturity. Although the statements under these circumstances show the borrower three optional payments, all borrowers under an option ARM are permitted to make payments in any amount in excess of the Capped Payment at any time.

      Flexpay Loans

      The mortgage rate of each of the flexpay loans will be fixed for a certain period of time after the origination of the Mortgage Loan. Each mortgage note for the flexpay loans will provide for adjustments to the related mortgage rate at the end of the initial fixed-rate period and annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of such Adjustment Date (the "One-Year LIBOR Index"), and (2) the gross margin specified in the related mortgage note; provided, however, that the mortgage rate for the flexpay loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the mortgage rate on each flexpay loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate

Cap"). Adjustments to the Mortgage Rate for each flexpay loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which might be equal to the Gross Margin for that Mortgage Loan. Due to the application of the Maximum Mortgage Rates, the mortgage rate on each Mortgage Loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and gross margin.

      Monthly Payment Adjustments. The borrower under each flexpay loan is required to make a minimum monthly payment that is subject to adjustment on a date specified in the mortgage note, subject to the conditions that (1) during the first ten years after origination of the mortgage loan, the amount of the minimum monthly payment will be equal to a discount percentage specified in the mortgage note of the amount necessary to fully amortize the related Mortgage Loan over its remaining term at the current mortgage rate (such percentage, the "payment limit"), (2) as of the tenth anniversary of the first due date and on the same day every year thereafter and on the final payment adjustment date, the minimum monthly payment will be recast, without regard to the payment limit, in order to fully amortize the then unpaid mortgage loan principal balance over the remaining term to maturity, and (3) if the unpaid stated principal balance of a mortgage loan exceeds 110% of the original stated principal balance of the mortgage loan due to deferred interest, the minimum monthly payment will be recast (x) during the first ten years after origination of the mortgage loan, to be equal to the interest only payment based on the unpaid stated principal balance and (y) after the first ten years after origination of the mortgage loan, to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity. The range of payment limits for the mortgage loans held in a particular issuing entity will be specified in the related prospectus supplement. The interest rates on flexpay loans adjust after the first three, five or seven years, although their monthly payments and amortization schedules generally not adjust until after the first ten years and are subject to maximum interest rates and payments caps (these loans are referred to in this free writing prospectus as "flexpay loans"). If borrowers only make the minimum monthly payments, a portion of the accrued interest on flexpay loans will become deferred interest. The flexpay loans permit the borrowers at any time to make payments in excess of the minimum payments. The monthly statements sent to the borrowers under flexpay loans shows for each Mortgage Loan the minimum payment, the interest only payment, and the amount that would fully amortize the mortgage loan over remaining terms of 30 years and, if so specified in the related prospectus supplement, 15 years.

      Flexpay Option ARMs

      Additionally, a small portion of the Mortgage Loans in a particular issuing entity may consist of flexpay option ARMs, which generally have the same characteristics of option ARMs but allow a borrower to pay a monthly payment that equals a discount percentage specified in the mortgage note of the amount necessary to fully amortize the related mortgage loan over its remaining term at the current mortgage rate. With respect to these flexpay option ARMs, if the unpaid stated principal balance of a mortgage loan exceeds 110% [IndyMac: do any of these types of loans have 115% neg am limites?] (x) within the first ten years of origination of the mortgage loan, the monthly payment will be recast to equal the interest only payment based on the unpaid stated principal balance, and (y) after the first ten years of origination of the mortgage loan, the monthly payment will be recast to equal payments that will fully amortize the related mortgage loan over its remaining term at the current mortgage rate.

      Negative Amortization on the Mortgage Loans

      Because the mortgage rates on the option ARMs adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the option ARMs over its then remaining term at the applicable mortgage rate. Additionally, because interest accrued at the mortgage rate may be less than the minimum monthly payment due, flexpay loans are subject to negative amortization. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater the entire monthly payment due on the related Due Date); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, deferred interest is added to the principal balance of such Mortgage Loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date the Depositor will assign without recourse to the Trustee in trust for the benefit of the certificateholders all interest of the Depositor in each Mortgage Loan and all interest in the applicable IndyMac INDX Mortgage Loan Trust, including all scheduled payments received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued and the date of origination for that Mortgage Loan (that date, the "Cut-off Date").

      In connection with the assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 30% of the Mortgage Loans in a loan group, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. Under certain circumstances specified in the Pooling and Servicing Agreement, the assignments will be recorded (at the Servicer's request).

      The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the Seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The Trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as described above, the Seller may remove the Mortgage Loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

      o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

      o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

      o have the same negative amortization limit, payment adjustment intervals and recast intervals as that of the deleted Mortgage Loan,

      o have the same index and Payment Cap or payment limit, as applicable, as the deleted Mortgage Loan and a gross margin not more than 1% per annum higher than, and not lower than that of the deleted Mortgage Loan,

      o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

      o have a remaining term to maturity not more than one year greater than nor more than one year less than that of the deleted Mortgage Loan, and

      o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for a material omission of, or a material defect in, a Mortgage Loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

                                  The Seller

      IndyMac Bank, F.S.B. ("IndyMac Bank") will be the seller of the Mortgage Loans (in such capacity, the "Seller"). The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

     Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

     IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans include an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

     In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

     IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. . Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

     The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

     The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

     The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

     Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

     IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

     Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

     To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

     Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

     Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

     Mortgage loans originated through the conduit channel were generally initially underwritten by the party from whom IndyMac Bank acquired the mortgage loan to that party's underwriting guidelines. IndyMac Bank reviews each such party's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired through the conduit channel are subjected to a full re-underwriting.

     Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

     The Seller represents that immediately before the assignment of the Mortgage Loans to the Depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the Seller will be obligated, in accordance with the Pooling and Servicing Agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the prospectus.

                        Servicing of the Mortgage Loans

The Servicer

     IndyMac Bank will act as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California I91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this free writing prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

     The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

     If any servicing transfer were to occur, an increase in delinquencies and defaults may occur due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, we cannot give any assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Servicing Compensation and Payment of Expenses

     The expense fees are payable out of the interest payments on each Mortgage Loan. The weighted average rate at which the Expense Fees accrue is referred to as the "Expense Fee Rate." The "Expense Fees" consist of (a) the servicing fee, (b) fees payable to the Trustee in respect of its activities as Trustee under the Pooling and Servicing Agreement at a per annum rate specified in the prospectus supplement for a particular series and (c) any lender paid mortgage insurance premiums. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this free writing prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Certificate Account and the Distribution Account.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Generally, the Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Similarly, if the Servicer purchases a Mortgage Loan as described in this free writing prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "Compensating Interest") equal to the product of

      o   the rate specified in the applicable prospectus supplement

      o   one-twelfth multiplied by

      o   the Pool Balance as of the first day of the prior month.

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to the holders of the certificates will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this free writing prospectus supplement.

Advances

     Except as described below, the Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that Distribution Date, an amount (referred to as an "advance") equal to

      o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

      minus

      o   the servicing fee for those Mortgage Loans for the period

      plus

      o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the related issuing entity (through foreclosure or deed-in-lieu of foreclosure).

     Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an advance, will constitute an event of default under the Pooling and Servicing Agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor Servicer will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the Trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

     The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Modification of a Mortgage Loan may be made to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loan as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable Adjusted Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the Trustee in accordance with the Pooling and Servicing Agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Prepayment Charges

     A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination. The prepayment charges that are imposed on the option ARMs can either be hard prepayment charges or soft prepayment charges. Prepayment Charges that are imposed on the flexpay loans are hard prepayment charges With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but will be distributed to the Class P Certificates.

Default Management Services

     In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this free writing prospectus supplement.

                               Static Pool Data

     Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

     This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

      o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                 The Depositor

     The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              The Issuing Entity

          In connection with the issuance of the certificates, the Depositor will have formed the related IndyMac INDX Mortgage Loan Trust, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

          The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus supplement. Because the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

          Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  The Trustee

     Deutsche Bank National Trust Company ("DBNTC") will act as trustee (in such capacity, the "Trustee"), calculation agent and custodian under the Pooling and Servicing Agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgaged-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC `s custody but the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC facilities of each mortgage file and will show that the mortgage loan documents are held by

DBNTC on behalf of the issuing entity. DBNTC has no legal proceeds that would materially affect its ability to performs its duties as Trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remaining liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

     The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with DBNTC. Certificates may be surrendered at the offices designated by the Trustee from time to time for such purposes, which as of the closing date is of the Trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention:
Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration [series designation]. Certificateholders may access monthly statements from the Trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the Trustee's investor relations desk at
(800) 735-7777.

     In addition to the duties described elsewhere in this free writing prospectus supplement and the prospectus, the Trustee will perform many services on behalf of the issuing entity pursuant to the Pooling and Servicing Agreement. The Trustee will be responsible for (x) calculating and paying principal and interest distributions to the certificateholders, (y) preparing and filing all income tax returns on behalf of the issuing entity and (z) the preparation of monthly statements to certificateholders.

     The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the Trustee will not be liable, individually or as Trustee,

      o for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement, or

      o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

     The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

     The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Depositor or the Servicer may remove the Trustee and appoint a successor trustee if:

      o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

      o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee or

      o during the period in which the Depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the Trustee fails to comply with its related obligations, as described in the Pooling and Servicing Agreement.

     In addition, the holders of Certificates evidencing at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a Trustee will bear any expense associated with the removal of the appointment of a new trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates (without regard to any certificate guaranty insurance policy.

                        Description of the Certificates

     The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the trust fund created pursuant to the Pooling and Servicing Agreement. In addition, if specified in the related prospectus supplement, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap contract referred to in this free writing prospectus supplement. The following sections of this free writing prospectus supplement are summaries of certain of the material terms of the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The certificates of a series will consist of one or more classes of senior certificates (the "Class A Certificates" or the "senior certificates"), six or more classes of subordinated certificates (the "subordinated certificates") and the Class C, Class P and Class R Certificates. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement and will not be available for distribution to the holders of the offered certificates and the other private certificates. The Class C, Class P and Class R Certificates and any other classes of certificates specified in the related prospectus supplement will be private certificates (the "private certificates"

      o all amounts previously distributed to holders of certificates of that class as scheduled and unscheduled distributions of principal, and

      o   the Applied Realized Loss Amounts allocated to the class;

     and, increased by

      o the amount of Net Deferred Interest (as defined in this free writing prospectus supplement) allocated to such class of certificates, as described in this free writing prospectus supplement under "Description of the Certificates - Interest;"

provided, however, that if Applied Realized Loss Amounts have been allocated to any class of certificates, then the Class Certificate Balance of each class of certificates to which Applied Realized Loss Amounts have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, if any, on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distribution of Available Funds," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     Unless specified otherwise in the related prospectus supplement, all of the classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only.

Certificate Groups

     If so specified in the prospectus supplement applicable to a series of certificates, each class of certificates may belong to a group of certificates containing other classes having certain common characteristics, including related loan group, interest rate or priority of distribution. A group of classes of senior certificates relating to a common loan group is referred to in this free writing prospectus supplement as a "senior certificate group."

Notional Amount Certificates

     If so specified in the prospectus supplement applicable to a series of certificates, the issuing entity may issue one or more classes of certificates that will not bear interest on their respective Class Certificate Balances but will instead bear interest on their respective notional amounts (collectively referred to as the "Notional Amount Certificates"). The "Notional Amount" of a class of Notional Amount Certificates will be as described in the related prospectus supplement.

     The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Component Classes

     If so specified in the prospectus supplement applicable to a series of certificates, one or more classes of certificates may be made up of multiple components having the designations and initial component balances or notional amounts set forth in the related prospectus supplement.

Book-Entry Certificates

     The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts in the amount as described in the final prospectus supplement for a particular issuing entity and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the Trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the Pooling and Servicing Agreement, beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) evidenced by the offered certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

     The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates").

     LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation

Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next interest accrual period will be the rate specified in the related prospectus supplement.

Payments on Mortgage Loans; Accounts

     On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the Pooling and Servicing Agreement. On or before the closing date, the Trustee will establish an account (the "Distribution Account"), which will be maintained with the Trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account.

Swap Account

     If specified in the related prospectus supplement, the Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the trustee will deposit into the Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty, as well as any amounts received from the trustee in respect of the Swap Contract, each as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a net swap payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract."

Investments of Amounts Held in Accounts

     The Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the Servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The

Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the Pooling and Servicing Agreement.

     The Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Expenses

     The fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses will be described in tabular format in the prospectus supplement applicable to a series of certificates.

Distributions

     Distributions on the certificates for a series will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in the first month after the closing date for that series (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (b) any Definitive Certificates and the certificates (other than the LIBOR Certificates) is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the Trustee.

     The "Interest Remittance Amount" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

              (1) all interest on the Mortgage Loans due on the related Due Date that is received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance Mortgage Loans, if any,

              (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

              (3) all advances relating to interest in respect of the Mortgage Loans,

              (4) amounts paid by the Servicer in respect of Compensating Interest with respect to the related Prepayment Period, and

              (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest)

          minus

          (b) all non-recoverable advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date,

          plus

            (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) Deferred Interest for that Distribution Date.

            The "Principal Remittance Amount" for any Distribution Date is equal to:

            (a) the sum, without duplication, of:

                (1) the principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

                (2) prepayments on the Mortgage Loans collected in the
            related Prepayment Period,

                (3) the principal portion of the purchase price with respect to each related deleted Mortgage Loan that was repurchased as of that Distribution Date,

                (4) any Substitution Adjustment Amounts in respect of Mortgage
            Loans, and

                (5) all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period,

            minus

            (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balance of each class of offered certificates immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

      For any Distribution Date, the "Accrual Period" for (x) each class of LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the date specified in the related prospectus supplement, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date and (y) each class of non-LIBOR Certificates will be the calendar month prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. Interest on the Non-LIBOR Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) from the Interest Remittance Amount related to each loan group, pro rata based on the Interest Remittance Amount for that loan group, in the following priority:

      first, to the swap account, the product of (x) the related Swap Allocation Percentage for that Distribution Date and (y) the amount of any net swap payment and any swap termination payment payable to the Swap

Counterparty with respect to that Distribution Date (including amounts remaining unpaid from previous Distribution Dates);

      second, to the swap account, the amount of any net swap payment and any swap termination payment payable to the Swap Counterparty with respect to that Distribution Date not paid previously or from the Interest Remittance Amount from the other loan group;

      third, to a Third Party Insurer, if any, the related monthly premium due under the applicable policy;

      fourth, from Interest Funds for each loan group, in the following priority:

                  (i) to each related class of senior certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, in the manner specified in the prospectus supplement; and

                  (ii) to a Third Party Insurer, if any, any unreimbursed insured payments; and

      (2) the Interest Remittance Amount remaining undistributed for each loan group after distribution pursuant to clause (1) above will be aggregated and distributed in the following priority:

      first, to a Third Party Insurer, if applicable, the monthly premium due under the applicable policy, if not previously paid;

      second, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (1) above, based on the amount of interest each of those classes is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each class (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon); provided that Interest Funds remaining after that allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each class is entitled to receive on that Distribution Date will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

      third, to a Third Party Insurer, if any, any unreimbursed insured payments;

      fourth, to the classes of subordinated certificates, in that manner provided in the applicable prospectus supplement, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

      fifth, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Remittance Amount remaining undistributed for that Distribution Date.

      The "Interest Funds" for any Distribution Date are equal to the Interest Remittance Amount minus the trustee fee for such Distribution Date.

      "Current Interest" with respect to each class of certificates and each Distribution Date, is (x) the interest accrued at the applicable pass-through rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for such Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of offered certificates and each Distribution Date, is:

      (i) the excess of:

          (a) Current Interest for that class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii) if so specified in the related prospectus supplement, interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

      The "Pass-Through Rate," with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) One-Month LIBOR for such Accrual Period (calculated as described above under "-- Determination of LIBOR") plus the Pass-Through Margin for such class and Accrual Period and

      (2) the Net Rate Cap for such Distribution Date.

      The "Pass-Through Margin" for each class of certificates entitled to receive distributions of interest will be specified in the related prospectus supplement.

      "Adjusted Net Mortgage Rate," with respect to a Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

      "Available Funds" for any Distribution Date is equal to the sum of (a) the Interest Funds and (b) the Principal Remittance Amount for such Distribution Date.

      The "Net Rate Cap" for each Distribution Date and (x) the senior certificates is equal to the product of (a) the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received on the related Mortgage Loans in the Prepayment Period related to that prior Due Date) over (ii) the sum of the related Swap Adjustment Rate and the related Insurer Rate, if any, and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period; provided, that for all non-LIBOR Certificates, clause (b) will always be equal to one; and (y) with respect to the subordinated certificates, the weighted average of the Net Rate Caps for the senior certificates related to each loan group, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Mortgage Loans related to each loan group, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related group of senior certificates.

      The "Swap Adjustment Rate" for each Distribution Date and each loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (1) the product of (i) the sum of (a) the net swap payment and (b) any swap termination payment and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (2) the swap allocation percentage for that loan group and (B) the denominator of which is equal to the Pool Principal Balance in that loan group as of the Due Date in the prior calendar month.


      The "Insurer Rate" for each Distribution Date is the product of (i) a fraction, expressed as a percentage, (A) the numerator of which is equal to the monthly premium owed to any Third Party Insurer, and (B) the denominator of which is the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month and (ii) 12.

      The "Net Rate Carryover" for a class of offered certificates on any Distribution Date is the excess of:

            (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

            (2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      Distributions of Funds from the Corridor Contract: If so specified in the related prospectus supplement, on each Distribution Date on or prior to the related Corridor Contract Termination Date, amounts received on the Corridor Contract will be deposited in the Carryover Reserve Fund and then distributed to pay any unpaid Net Rate Carryover on one or more classes of certificates. Any amounts remaining after this application will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case any early termination payment received by the trust fund in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on such class or classes of certificates until the related Corridor Contract Termination Date. See "Description of the Certificates --The Corridor Contract" and "--Carryover Reserve Fund" below.

Allocation of Net Deferred Interest

      With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur in transactions in which the Mortgage Loans are option ARMs because the mortgage rates of the option ARMs adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. Such excess may occur in transactions in which the Mortgage Loans are flexpay loans because interest accrued at the mortgage rate may be greater than the minimum monthly payment due, resulting in negative amortization. See "The Mortgage Loans - General" in this free writing prospectus supplement.

      With respect to each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount for that Distribution Date. For any Distribution Date, the "Principal Prepayment Amount" is equal to the sum of all voluntary principal prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date and loan group, the "Net Prepayments" for that loan group are equal to the excess, if any, of the (i) Principal Prepayment Amount for that loan group over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the preceding Due Date to the Due Date related to that Distribution Date.

      To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the offered certificates, pro rata, according to the Class Certificate Balance of each such class in reduction of the amount of interest otherwise distributable to that class; provided, however, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest for such class for such Distribution Date. To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates. Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates,

      Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates.

The Corridor Contract

      If so specified in the related prospectus supplement, one or more classes of certificates may have the benefit of an interest rate corridor transaction with a cap counterparty specified in that prospectus supplement (the "Corridor Contract Counterparty"), as evidenced by a confirmation between the trustee, on behalf of the issuing entity or a separate trust, and the Corridor Contract Counterparty (the "Corridor Contract"). Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement will be incorporated into the Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by the trustee, on behalf of the issuing entity or a separate trust, and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions.

      With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date set forth in the applicable prospectus supplement to and including the date on which the Corridor Contract terminates (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of
(i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate, (ii) the Corridor Contract Notional Balance for that Distribution Date, and (iii) (x) the number of days in the related interest accrual period divided by (y) 360.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Distribution Date will be described in the prospectus supplement for a series of certificates.

      The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment to the trustee, payable in a lump sum to be deposited in the Carryover Reserve Fund and applied on future Distribution Dates to pay Net Rate Carryover Amounts to the holders of the related class or classes of certificates, until the related Corridor Contract Termination Date. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the trustee.

      The certificates offered under a series do not represent an obligation of the Corridor Contract Counterparty. The holders of the certificates offered under a series are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

Principal

      The "Principal Distribution Amount," with respect to each Distribution Date, is the sum of (1) (a) the Principal Remittance Amount for that Distribution Date less any portion of that amount used to cover any payment due to the Swap Counterparty under a Swap Contract with respect to that Distribution Date, minus (b) the Overcollateralization Release Amount for that Distribution Date and (2) if so specified in the related prospectus supplement for a transaction, the Extra Principal Distribution Amount for that Distribution Date..

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor,
(ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from the related cut-off date) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Senior Principal Distribution Amount" for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to that Distribution Date, 100% of the Principal Distribution Amount for that Distribution Date and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class Certificate Balance of each class of senior certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Senior Target Amount.

      "Subordinated Class Principal Distribution Amount" for any class of subordinated certificates and for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and subordinated certificates senior to that class, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of that class of certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Subordinated Target Amount for that class for that Distribution Date.

      "Senior Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date on the sixth anniversary of the initial Distribution Date, the percentage set forth in the applicable prospectus supplement; and (ii) thereafter, the percentage set forth in the applicable prospectus supplement and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which
(1) the aggregate Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Subordinated Target Amount" for any class of subordinated certificates and for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date on the sixth anniversary of the initial Distribution Date, the percentage set forth in the applicable prospectus supplement; and (ii) thereafter, the percentage set forth in the applicable prospectus supplement and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      The "Target Amount" means for any Distribution Date, an amount equal to the Pool Principal Balance for that Distribution Date minus the Overcollateralization Target Amount for that Distribution Date.

      "Extra Principal Distribution Amount" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that Distribution Date and (y) the Excess Cashflow for that Distribution Date.

      "OC Floor" means an amount equal to a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions of the Principal Distribution Amount on such Distribution Date).

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions on such Distribution Date).

      "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date exceeds the Overcollateralization Target Amount for that date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date either, as specified in the related prospectus supplement for a particular transaction,

      (x) the OC Floor, or

      (y) (a) prior to the Stepdown Date, an amount equal to a percentage described in the related prospectus supplement of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date occurring in the month of the sixth anniversary of the first Distribution Date, an amount equal to a percentage described in the related prospectus supplement of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date occurring in the month of the sixth anniversary of the first Distribution Date, an amount equal to a percentage described in the related prospectus supplement of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Stepdown Date" is the later to occur of (x) the Distribution Date in the month of the third anniversary of the first Distribution Date and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution Date) is greater than or equal to the percentage specified in the applicable prospectus supplement for that Distribution Date.

      A "Trigger Event" with respect to any Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to the sixth anniversary of the First Distribution Date, the percentage set forth in the related prospectus supplement, and, for Distribution Dates on or after that date, the percentage set forth in the related prospectus supplement of the Senior Enhancement Percentage for such Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      A "Cumulative Loss Trigger Event" with respect to any Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth in the related prospectus supplement.

      "Unpaid Realized Loss Amount" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediate preceding months.

      The "Delinquency Rate" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

      A "Realized Loss" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Distribution of Principal

      On each Distribution Date, the Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (1) For each Distribution Date (or in the case of payments to the Swap Counterparty, the date specified in the Swap Contract) prior to the Stepdown Date or on which a Trigger Event is in effect, until the aggregate Class Certificate Balance of the Certificates is either, as specified in the related prospectus supplement for a particular transaction, (x) reduced to zero or (y) equals the Target Amount for that Distribution Date:

            (A) concurrently, from the Principal Distribution Amount for each loan group, in the following priority:

            first, to the Swap Account, the portion of the net swap payment and swap termination payment, to the extent not previously paid, as provided in the related prospectus supplement;

            second, to the related classes of senior certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

            third, from any remaining Principal Distribution Amount for that loan group, to the unrelated classes of senior certificates (after the distribution of the Principal Distribution Amount from that loan group), in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

            (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially,

                  (i) sequentially, to the classes of subordinated
            certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date (or in the case of payments to the Swap Counterparty, the date specified in the Swap Contract) on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, in the following priority:

            (i) to the Swap Account, the portion of the net swap payment and swap termination payment for that loan group, to the extent not previously paid, or not paid from the Interest Remittance Amount, as provided in the related prospectus supplement;

            (ii) (a) for so long as any class of subordinated certificates is outstanding, to the related classes of senior certificates, in the proportion specified in the applicable prospectus supplement, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related loan group for that Distribution Date and (y) the Senior Principal Distribution Amount for the related loan group for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of senior certificates, concurrently by Principal Allocation Percentage, the Principal Distribution Amount for the related loan group for that Distribution Date;

            (iii) to each class of subordinated certificates, in the manner specified in the related prospectus supplement, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates on that Distribution Date pursuant to clause (ii) above minus certain swap payments paid on that Distribution Date pursuant to clause (i) above and (y) the related Subordinated Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

            (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Net Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the certificates and the related fees and expenses payable by the trust fund. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amount of Interest Funds remaining after the distribution of interest to the holders of the certificates for such Distribution Date and
(ii) the amount remaining after the distribution of Principal Distribution Amount to the holders of the certificates for such Distribution Date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

      (1) for each Distribution Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Class Certificate Balance of the certificates either, as specified in the related prospectus supplement for a particular transaction, (x) is reduced to zero or (y) equals the Target Amount for that Distribution Date, in the following priority:

            (i) after giving effect to principal distributions on that Distribution Date, pro rata in the basis specified in the applicable prospectus supplement, to the senior certificates, in each case in the manner specified in the related prospectus supplement, in reduction of their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

            (ii) to the classes of subordinated certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balance have been reduced to zero;

      (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

            (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the senior certificates, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

            (ii) to each class of subordinated certificates, in the manner specified in the related prospectus supplement, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and that class of certificates, after giving effect to distributions made on that Distribution Date, equals the related Subordinated Target Amount for that Distribution Date;

      (3) first, in proportion to their respective Unpaid Realized Loss Amounts, to the senior certificates; and

            second, to the classes of subordinated certificates, in the manner provided in the applicable prospectus supplement, any Unpaid Realized Loss Amounts on for that class and that Distribution Date;

      (4) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

            (a) concurrently, to the classes of senior certificates related to a loan group, the amount of any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date (as reduced by amounts received from any Corridor Contract), to be paid from amounts on deposit in the Carryover Reserve Fund, in the manner provided in the applicable prospectus supplement and;

            (b) concurrently, to the senior certificates, any remaining applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date, pro rata in accordance with such shortfalls;

            (c) to the classes of subordinated certificates, in the manner provided in the applicable prospectus supplement, any applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date; and

            (d) for addition to the amounts distributable pursuant to priority
      (5) below, to the Class C Certificates, as provided in the pooling and servicing agreement, any amounts remaining in the Carryover Reserve Fund in excess of amounts required to be on deposit therein after making the previous distributions for that Distribution Date;

      (5) to the swap trust, for distribution as described under "--Swap Trust--Application of Deposits and Payments Received by the Swap Trust" below; and

      (6) to the Class R Certificate, any remaining amount.

The Swap Contract

      If so specified in the related prospectus supplement, the trustee on behalf of the separate trust may enter into one or more interest rate swap transactions with a swap counterparty (the "Swap Counterparty"), as evidenced by a confirmation between the issuing entity and the Swap Counterparty (the "Swap Contract"). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement will be incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by the issuing entity and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. The trustee (acting as trustee of the swap trust) will allocate any payments received under the Swap Contract pursuant to which the trustee will remit to the Swap Counterparty any funds received from the swap trust for payment to the Swap Counterparty. The prospectus supplement for the applicable series will describe additional features of the Swap Contract, if any.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the Depositor will cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the LIBOR Certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed first to the senior certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and then, sequentially, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the highest payment priority, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates. Any such amount that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to the underwriter for a particular transaction and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

      On each Distribution Date, the trustee will deposit in the Carryover Reserve Fund amounts received in respect of the related Corridor Contract and distribute these amounts to the related class or classes of certificates to pay any Net Rate Carryover on such class or classes of certificates as described under "Description of the Certificates--Interest--Distributions of Funds from the Corridor Contract" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first, to reduce the Class Certificate Balances of the each class of subordinated certificates, in the inverse order of their priority of distribution, until their respective Class Certificate Balances are reduced to zero and second, to reduce the Class Certificate Balances of the senior certificates, in the priority described in the related prospectus supplement, based on their respective Class Certificate Balances immediately prior to such Distribution Date, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount." If a certificate guaranty insurance policy applies to any class of certificates, Applied Realized Loss Amounts may be reimbursed by that certificate guaranty insurance policy.

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of



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Class Certificate Balance above; provided, however, to the extent that any
Applied Realized Loss Amount was paid under a certificate guaranty insurance policy, any Subsequent Recovery otherwise payable to the related class of certificates will be payable to the related Third Party Insurer. With respect to the classes of senior certificates, interest will accrue for the related class of certificates on the amount by which its Class Certificate Balance has been reduced.

                 Yield, Prepayment and Maturity Considerations

Prepayment Considerations and Risks

      The rate of principal distributions on any class of certificates, the aggregate amount of distributions on that class of certificates and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of the creation of Deferred Interest and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans in the related issuing entity, or alternatively the Servicer may be entitled to retain those amounts as additional servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account.

      The negative amortization of the Mortgage Loans may affect the yield on the related classes of certificates. As a result of the negative amortization of the Mortgage Loans, the pass-through rate on the interest-bearing classes of certificates may be limited by the Net Rate Cap as described in this free writing prospectus supplement under "Description of the Certificates--Interest." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in larger payments that fully amortize the loan during the year prior to the maturity of the Mortgage Loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

      In addition, because the mortgage rates on the option ARMs adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the option ARMs over its then remaining term at the applicable Mortgage Rate. Additionally, because interest accrued at the mortgage rate on the flexpay loans may be greater than the minimum payment due, the amount of a monthly payment may not be sufficient to fully amortize the principal balance of the flexpay loans over its then remaining term. Accordingly, the Mortgage Loans may be subject to negative amortization or reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable Mortgage Rate but is not sufficient to reduced principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the



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amount necessary to pay interest accrued during the related interest accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Because the rate of payment of principal of the Mortgage Loans in any issuing entity will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal distributions on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in any issuing entity, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 30% of the Mortgage Loans in a loan group in any issuing entity, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should the Seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, the Seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Net Rate Cap may limit the pass-through rate on the certificates offered under a series. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates.



                                     S-61
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      The timing of changes in the rate of prepayments on the Mortgage Loans in any issuing entity may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. The use of all principal collections on the Mortgage Loans may affect the weighted average lives and yields to maturity of the certificates

Weighted Average Lives of the Offered Certificates

      The weighted average life of a certificate offered under a series is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment
Considerations and Risks" in this free writing prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the certificates offered under a series will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this free writing prospectus.

      The interaction of the foregoing factors may have different effects on various classes of certificates offered under a series and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of the classes of certificates offered under a series will result in variability in the related yields to maturity.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the prospectus.



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                            Index of Defined Terms

Accrual Period........................................................46
Adjusted Net Mortgage Rate............................................48
Adjustment Date.......................................................26
advance...............................................................34
Applied Realized Loss Amount..........................................56
Available Funds.......................................................48
BBA...................................................................43
Book-Entry Certificates...............................................39
Calculation Agent.....................................................43
Capped Payment........................................................26
Carryover Reserve Fund................................................56
Certificate Account...................................................44
Certificate Owners....................................................39
CI....................................................................41
Class Certificate Balance.............................................38
Clearstream, Luxembourg...............................................41
Compensating Interest.................................................34
Cooperative...........................................................42
Cumulative Loss Trigger Event.........................................52
Current Interest......................................................47
Cut-off Date..........................................................27
DBC...................................................................41
DBNTC.................................................................36
Deferred Interest.....................................................49
Definitive Certificate................................................40
deleted mortgage loan.................................................28
Delinquency Rate......................................................53
Delinquency Trigger Event.............................................52
Depositor.............................................................24
Determination Date....................................................34
Distribution Account..................................................44
Distribution Date.....................................................45
DTC...................................................................39
DTC Rules.............................................................40
Due Date..........................................................24, 33
Due Period............................................................39
ERISA.................................................................59
Euroclear.............................................................39
Euroclear Operator....................................................42
Euroclear Participants................................................42
European Depositaries.................................................40
Excess Cashflow.......................................................54
Exemption.............................................................59
Expense Fee Rate......................................................33
Expense Fees..........................................................33
Extra Principal Distribution Amount...................................51
FICO Credit Scores....................................................25
Financial Intermediary................................................40
gross margin..........................................................26
index.................................................................26
Indirect Participants.................................................40
IndyMac Bank......................................................24, 29
Initial Periodic Rate Cap.............................................26
Insurer Rate..........................................................48
Interest Carry Forward Amount.........................................47
Interest Funds........................................................47
Interest Remittance Amount............................................45
Interest Settlement Rate..............................................43
LIBOR.................................................................43
LIBOR Certificates....................................................43
LIBOR Determination Date..............................................43
loan group............................................................24
Loan-to-Value Ratio...................................................25
London Business Day...................................................43
Maximum Mortgage Rate.............................................26, 27
Minimum Mortgage Rate.................................................27
Moneyline Telerate Page 3750..........................................43
Mortgage Loans........................................................24
Mortgage Notes........................................................24
Mortgaged Properties..................................................24
MTA index.............................................................26
Net Deferred Interest.................................................49
Net Rate Cap..........................................................48
Net Rate Carryover....................................................48
New CI................................................................41
Notional Amount.......................................................39
Notional Amount Certificates..........................................39
OC Floor..............................................................51
One-Year LIBOR Index..................................................26
Overcollateralization Deficiency Amount...............................51
Overcollateralization Release Amount..................................51
Overcollateralization Target Amount...................................51
Overcollateralized Amount.............................................51
Participants..........................................................40
Pass-Through Margin...................................................48
Pass-Through Rate.....................................................48
Payment Adjustment Date...............................................26
Payment Caps..........................................................26
Plan..................................................................59
Pool Principal Balance................................................50
Prepayment Interest Excess............................................46
Prepayment Period.....................................................50
Principal Distribution Amount.........................................50
Principal Prepayment Amount...........................................49
Principal Remittance Amount...........................................45
private certificates".................................................38
Realized Loss.........................................................53
Recast Date...........................................................26
Record Date...........................................................45
Relevant Depositary...................................................40
replacement mortgage loan.............................................28
Rolling Three Month Delinquency Rate..................................53
Seller............................................................24, 29
senior certificate group..............................................39 senior certificates...................................................38
Senior Enhancement Percentage.........................................52
Senior Principal Distribution Amount..................................50
Senior Target Amount..................................................51



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Servicer..........................................................24, 33
Stated Principal Balance..............................................50
Stepdown Date.........................................................52
subordinated certificates.............................................38
Subordinated Class Principal Distribution Amount......................51
Subordinated Target Amount............................................51
Subsequent Periodic Rate Cap..........................................26
Subsequent Recoveries.................................................53
Substitution Adjustment Amount........................................28
Swap Account..........................................................44
Swap Adjustment Rate..................................................48
Swap Contract.........................................................55
Swap Counterparty.....................................................55
Target Amount.........................................................51
Terms and Conditions..................................................42
Trigger Event.........................................................52
Trustee...........................................................24, 36
Unpaid Realized Loss Amount...........................................52

                             Annex I - Prospectus

           [Prospectus dated June 14, 2006 previously filed on EDGAR
                         under file number 333-132042]



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